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EXHIBIT 99.1

                Certifications of Principal Executive Officer and
                           Principal Financial Officer


         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of SVI Solutions, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Registrant for the quarter ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:  February 14, 2003                    /s/ Barry M. Schechter
                                            ------------------------------------
                                            Barry M. Schechter
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                            Principal Financial Officer